Exhibit 99.1
STERLING Financial Corporation Annual Meeting of Shareholders April 22, 2008 Ticker: STSA D.A. DAVIDSON EAST COAST MARKETING Boston/New York November 18-19, 2008

Safe Harbor Statement In the course of our presentation, executives and other key employees of the company may discuss matters that are deemed to be forward- looking statements(1) under the law. While we always try to do our best to give accurate and balanced presentations of the company's business and prospects, actual results may differ from management's view. Additional information about risks of the company achieving results suggested by any forward-looking statements may be found under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K. (1) The Reform Act defines the term "forward-looking statements" to include: statements of management plans and objectives, statements regarding the future economic performance, and projections of revenues and other financial data, among others. The Reform Act precludes liability for oral or written forward-looking statements if the statement is identified as such and accompanied by "meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those made in the forward-looking statements." 3

Investment Overview Leading regional community bank in the West Capital position Asset quality Earnings power Franchise value Management depth/breadth 5

Financial Highlights September 30, 2008 Total assets of $12.62 billion Loans receivable of $9.07 billion Record deposits of $8.07 billion Total capital of $1.18 billion Cash and investments of $2.41 billion Pre-provision, pretax income of $41.5 million $50.0 million, net of interest income accruals on NPLs 7

U.S. Banking Legislation Emergency Economic Stabilization Act Troubled Asset Relief Program Capital Purchase Program Mortgage-Backed Securities Purchase Program Insurance Program Other Programs for Non-Banking Financial Institutions FDIC-Insurance Limit Raised Temporary Liquidity Guarantee Program FDIC Transaction Account Guarantee Program Debt Guarantee Program Sterling participation. 9

STERLING Financial Corporation The Sterling Family Commercial bank and residential mortgage unit 11

Leader in Regional Community Banking 179 Hometown Helpful(r) depository branches 216 total service locations in 7 western states 2,523 employees Geographic Footprint Well positioned along major corridors 13

Golf Savings Bank Management SSB Executive Management SSB Production Management Leadership Next-generation management 15

Economic Outlook Pacific Northwest economy relatively strong Regions Puget Sound Portland/Vancouver Spokane Santa Rosa/Sonoma Bend Sacramento/Roseville Boise Salt Lake City Southern California Southern California Southern California Southern California Southern California Southern California Southern California Southern California Southern California Southern California Southern California 17

19 Total Assets Loan growth is both organic and acquisitive

21 Loan Portfolio Mix Diversified and balanced

Loan Originations Construction is declining 23

Capital and Liquidity Well capitalized and solid liquidity 25

Capital Funding Sources Primary source - deposits 27

29 Net Interest Income Higher loan volumes

Fees and Service Charges Diversified streams 31

9 months Operating Efficiency Systemic process improvements 33

35 Non-Performing Assets Weighted to residential construction portfolio

37 Portfolio Mgmt & Construction Credit Admin Team Proactive management of our performing builders Leveraging the expertise of our Real Estate Group Refocused efforts of production to proactive credit management of performing borrowers Early intervention to curtail potential problem assets Marshaled existing resources with residential construction expertise outside of the real estate group Enhanced loan servicing support Expanded loan reporting, monitoring, and follow up Expansion of dedicated credit administrative team Legal support and training Executive team involvement Appraisal support Customizing plans to allow the bank and the builder to manage through the cycle Active Management of Every Builder

39 Residential Construction NPAs The 80-20 rule

Residential Construction Geographic distribution of loan commitments 9/30/08 $2.375 Billion down $250 million from June 30, 2008 "Other" category includes Vancouver, Nevada, Montana, Arizona, other Oregon, other Idaho and other Washington. 41

43 Residential Construction Classified Assets

45 Credit Charges Net charge offs-to-average loans Source: FDIC. U.S. Financial Institutions data through June 2008, latest available period. Note that STSA data is year to date through September 2008.

Provision Analysis: Capital Adequacy (Dollars in thousands) 47

Earnings Per Share Note: Credit costs per share equals the quarterly provision for loan losses times STSA's tax retention rate of 67.5% in 2007, and 72% in 2008, divided by fully diluted shares outstanding in the quarter. 49

Earnings Power 51 YTD Actual Sept 30, 2008 YTD Actual Sept 30, 2008 Longer-Term Strategic Targets * Longer-Term Strategic Targets * Interest earning assets Loans/Investments Loans/Investments Deposits Increase/Mix Increase/Mix Capital Remain Well-Capitalized Remain Well-Capitalized Net interest income $ 276,214 2.32% $ 414,995 3.50% Provision (105,080) (0.83%) (30,000) (0.24%) Total non-interest income 69,679 0.55% 115,000 0.90% Total non-interest expense (216,074) (1.70%) (304,500) (2.40%) Pretax income 24,739 0.19% 195,495 1.54% Income taxes (5,190) (65,882) Net income $ 19,549 0.15% $ 129,613 1.02% Earnings per share $ 0.38 $ 2.50 (Dollars in thousands, except per share amounts) * Percentage represents the percent of average earning assets for net interest income, and the percent of average assets for all other categories.

$12.6 billion regional community bank Expanding geographic footprint Growth strategy Solid regional economics Strong management Strong credit culture Investment Summary Franchise value 53

Appendix Slides General Economic Conditions in Major Markets 55

In September, the Puget Sound recorded the fourth-biggest gain in year-over- year employment out of 310 metropolitan areas nationally. The Case-Shiller Home Price Index shows that Seattle prices were down 8.8% year over year through August, versus a 16.6% decline in the 20-city composite. An eight-week machinists strike officially ended November 2nd when union members ratified a new contract. The work stoppage cut profit by about $10.3 million a day. Formal talks have begun with the engineering union whose contract ends December 1st. A strike by the engineering union is possible, but unlikely to happen before January. There are 20,000 members of the engineering union, the majority of whom are in the Puget Sound area. 57 Puget Sound General Economic Conditions Sept. Unemp. Rate Sept. Year over Year Job Growth Sept. Year over Year Job Growth Median Home Price Puget Sound 5.0% 33,900 1.9% $381 K Washington 5.3% 14,600 0.5% $292 K US 6.1% -519,000 -0.4% $207 K

59 Portland/Vancouver General Economic Conditions Intel, the area's largest employer, is expected to experience depressed earnings and margins over the next few years as the sector transitions to lower-priced PCs. The more profitable notebook segment is expected to slow to 5% annual growth in 2009-2010, compared to 25% growth in 2008. The Case-Shiller Home Price Index shows that Portland prices were down 7.6% year over year through August, versus a 16.6% decline in the 20-city composite. The regional economy reflects the national slowdown, but is poised to benefit from green economic growth. Recent studies suggest that Oregon could capture as much as $1.2 billion and a net 27,307 jobs in the transition to a green economy. Portland, named the greenest city in the nation, could benefit. Sept. Unemp.Rate Sept. Year over Year Job Growth Sept. Year over Year Job Growth Median Home Price Portland/ Vancouver 5.7% -700 -0.1% $286 K Oregon 5.9% -12,800 -0.7% $244 K* US 6.1% -519,000 -0.4% $207K * Average median for Eugene, Salem and Portland MSAs.

61 Bend General Economic Conditions Green energy is one of the fastest growing sectors in Central Oregon, with 5 solar power contract companies and PV Powered, the largest manufacturer of solar power inverter technology in Oregon. At the peak of the housing market in 2006 Bend home prices appreciated at 21.4%, faster than any other metro in the nation. Bend now ranks 240th out of 292 in home price appreciation, with home prices still running "a risk of substantial price declines." Resort development has all but stopped due to a lack of financing and buyers. Potential buyers are having trouble selling their current homes and getting financing for new ones. Builders can't get the financing to complete construction on partially built resorts. Sept. Unemp. Rate Sept. Year over Year Job Growth Sept. Year over Year Job Growth Median Home Price Bend 6.8% 0 0.0% $315 K Oregon 5.9% -12,800 -0.7% $244 K* US 6.1% -519,000 -0.4% $207 K * Average median for Eugene, Salem and Portland MSAs.

High technology industries are an important sector led by Micron and Hewlett- Packard. Micron has struggled due to the global oversupply of memory products, one of their main products, and announced at the beginning of October that about 1,500 workers will be laid off over the next two years. September home sales in the region were up 18.2% on a year-over-year basis in Ada County, but were down 8.5% in Canyon County. The average number of days on the market was 91 days, nearly double the average of 56 days a year ago. The Boise Valley Economic Partnership currently has a pipeline of 16 "solid, active projects taking a look at the Treasure Valley." At least two projects would be finished within the next six months and would add over 1,000 jobs. 63 Boise General Economic Conditions Sept. Unemp. Rate Sept. Year over Year Job Growth Sept. Year over Year Job Growth Median Home Price Boise 4.8% -3,500 -1.3% $191 K Idaho 4.3% -8,900 -1.3% $179 K US 6.1% -519,000 -0.4% $207 K

65 Sacramento General Economic Conditions The city likely faces mid-year cuts in January as budget shortfalls over the next four years are projected to total $140 million. The local government is the largest employer, with over 112,000 workers. Intel and Hewlett-Packard are two of the area's largest private employers. September unemployment stood at 7.4% compared with 5.4% a year earlier. Over the year, construction and retail trade both lost 3,700 jobs. In construction, nearly 84% of the cutbacks were specialty trade contractors. Month over month, the largest loss came in the leisure and hospitality sector as the summer tourism season came to an end. A recent housing study identified Sacramento as one of 33 markets that is still considered a "bubble market," and forecasted that homeowners who buy now won't likely accumulate equity in four years. Sept. Unemp Rate Sept. Year over Year Job Growth Sept. Year over Year Job Growth Median Home Price Sacramento/ Roseville 7.4% -11,000 -1.2% $230 K California 7.5% -89,700 -0.6% $367 K US 6.1% -519,000 -0.4% $207 K